Exhibit 10.1

FACILITY AGREEMENT

FACILITY AGREEMENT (this “Agreement”), dated as of March 17, 2014, between Alphatec Holdings, Inc., a Delaware Corporation (the “Borrower”), and the lenders set forth on the signature page of this Agreement (together with their successors and assigns, the “Lenders” and, together with the Borrower, the “Parties”).

W I T N E S S E T H:

WHEREAS, the Borrower wishes to borrow from the Lenders a maximum of Fifty Million Dollars ($50,000,000) for the purpose described in Section 2.1; and

WHEREAS, the Lenders desire to make loans to the Borrower for such purpose,

NOW, THEREFORE, in consideration of the mutual agreements set forth herein, the Parties agree as follows:

ARTICLE 1

DEFINITIONS

Section 1.1 General Definitions. Wherever used in this Agreement, the Exhibits or the Schedules attached hereto, unless the context otherwise requires, the following terms have the following meanings:

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly:

(a) controls, or is controlled by, or is under common control with, such Person; or

(b) is a general partner, or managing member of such Person.

A Person shall be deemed to be “controlled by” any other Person if such Person possesses, directly or indirectly, power to vote ten percent (10%) or more of the securities (on a fully diluted basis) having ordinary voting power for the election of directors or managers or power to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

“Agreement Date” means the date of this Agreement.

“Applicable Laws” means all statutes, rules and regulations of Governmental Authorities in the United States or elsewhere applicable to the Borrower and its Subsidiaries.

“Authorizations” has the meaning set forth in Section 3.1(q).

“Business Day” means a day on which banks are open for business in The City of New York.

Portions of this page were omitted, as indicated by [***], and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment under Rule 24b2 of the Securities Exchange Act of 1934, as amended.

“Code” means the Internal Revenue Code of 1986, as amended, and any Treasury Regulations promulgated thereunder.

“Common Stock” means the common stock of the Borrower.

“Competitors” shall mean any Person whose business is the manufacturing, sale or marketing of spinal implants in the United States, or any Person that controls, is controlled by or is under common control with, any such Person. For purposes of this definition a Person shall be deemed to be “controlled by” any other Person if such Person possesses, directly or indirectly, power to vote fifty percent (50%) or more of the securities (on a fully diluted basis) having ordinary voting power for the election of directors or managers or power to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

“Credit Party” means any Guarantor (as defined in the Security Agreement), the Borrower and any other Person (other than a Lender), whether now existing or hereafter acquired or formed, that becomes obligated as a borrower, guarantor, surety, indemnitor, pledgor, assignor or other obligor under any Loan Document; and “Credit Parties” means all such Persons, collectively.

“Default” means any event which, at the giving of notice, lapse of time or fulfillment of any other applicable condition(or any combination of the foregoing), would constitute an Event of Default.

“Disbursement”, “Disbursement Date”, and “Disbursement Request” have the meaning given to them in Section 2.2.

“Disbursement Condition” means the Borrower shall have authorized and reserved for issuance a number of shares of Common Stock sufficient to cover all shares issuable on exercise of the Warrants to be issued in connection with the Disbursement (computed without regard to any limitations on the number of shares that may be issued on exercise).
“Dollars” and the “$” sign mean the lawful currency of the United States of America. “Event of Default” has the meaning given to it in Section 5.4.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, including the rules and regulations promulgated thereunder.

“Excluded Taxes” means with respect to any Lender, (a) income Taxes imposed on (or measured by) such Lender’s net income, franchise Taxes and branch profit Taxes, in each case imposed by the United States of America, or by the jurisdiction (or any political subdivision thereof) under the laws of which such Lender is organized or incorporated or in which the applicable lending office of such Lender is located, or Other Connection Taxes, (b) any United States withholding Tax imposed on amounts payable to such Lender under the laws in effect at the time such Lender becomes a party to this Agreement or such Lender changes its lending office, except to the extent such Lender acquired its interest in the Loan from a transferor that was entitled, immediately before such transfer, to receive such Additional Amounts with respect to such withholding Tax pursuant to Section 2.5(a), (c) any withholding Tax imposed on amounts payable to such Lender as a result of such Lender’s failure to comply with Section 2.5(d) other than as a result of such Lender’s legal inability to comply with Section 2.5(d) as a result of a change in law occurring subsequent to the date such Lender became a party to this Agreement, or (d) any United States withholding Tax imposed under FATCA.

“FATCA” means Sections 1471 through 1474 of the Code, any regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with the foregoing.

Portions of this page were omitted, as indicated by [***], and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment under Rule 24b2 of the Securities Exchange Act of 1934, as amended.

“Final Payment” means such amount as may be necessary to repay the outstanding principal amount of the Notes and any other amounts owing by the Borrower to the Lenders pursuant to the Loan Documents.

“First Lien Facility” means the First Lien Loan Agreement and First Lien Loan Documents (in each case, as defined in the Intercreditor Agreement).

“GAAP” means generally accepted accounting principles consistently applied as set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the accounting profession).

“Governmental Authority” means any government, quasigovernmental agency, governmental department, ministry, cabinet, commission, board, bureau, agency, court, tribunal, regulatory authority, instrumentality, judicial, legislative, fiscal, or administrative or public body or entity, whether domestic or foreign, federal, state or local, having jurisdiction over the matter or matters and Person or Persons in question.

“Indebtedness” means the following:

(i) all indebtedness for borrowed money;
(ii) the deferred purchase price of assets or services (other than payables) which in accordance with GAAP would be shown to be a liability (or on the liability side of a balance sheet);
(iii) all guarantees of Indebtedness;
(iv) all letters of credit issued or acceptance facilities established for the account of the Borrower and any of its Subsidiaries, including without duplication, all drafts drawn thereunder;
(v) all capitalized lease obligations;
(vi) all indebtedness of another Person secured by any Lien on any property of the Borrower or its Subsidiaries, whether or not such indebtedness has been assumed or is recourse (with the amount thereof, in the case of any such indebtedness that has not been assumed by the Borrower or its Subsidiaries, being measured as the lower of (x) fair market value of such property and (y) the amount of the indebtedness secured); and
(vii) indebtedness created or arising under any conditional sale or title retention agreement.

“Indemnified Person” has the meaning given to it in Section 6.11.

“Indemnified Taxes” means all Taxes imposed on or with respect to any payment made by or on account of any Obligations of the Borrower or any payments under or in connection with any Loan Document including Other Taxes, other than Excluded Taxes.

“Indemnity” has the meaning given to it in Section 6.11.

“Intellectual Property” means, with respect to any Person, all patents, patent applications and like protections, including improvements divisions, continuation, renewals, reissues, extensions and continuations in part of the same, trademarks, trade names, trade styles, trade dress, service marks, logos and other business identifiers and, to the extent permitted under applicable law, any applications therefore, whether registered or not, and the goodwill of the business of such Person connected with and symbolized thereby, copyright rights, copyright applications, copyright registrations and like protections in each work of authorship and derivative works, whether published or unpublished, technology, knowhow and processes, operating manuals, trade secrets, computer hardware and software, rights to unpatented inventions and all applications and licenses therefor, used in or necessary for the conduct of business by such Person and all claims for damages by way of any past, present or future infringement of any of the foregoing.

Portions of this page were omitted, as indicated by [***], and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment under Rule 24b2 of the Securities Exchange Act of 1934, as amended.

“Intercreditor Agreement” means that certain Intercreditor Agreement dated as of March 17, 2014 among Midcap Funding IV, LLC, as agent for the lenders under the First Lien Facility, Deerfield Mgmt., L.P., as agent for the Lenders, the Lenders, and Credit Parties.

“Interest Rate” means 8.75% interest per annum.

“IRS” means the United States Internal Revenue Service.

“Lien” means any lien, pledge, preferential arrangement, mortgage, security interest, deed of trust, charge, assignment, hypothecation, title retention, or other encumbrance on or with respect to property or interest in property having the practical effect of constituting a security interest, in each case with respect to the payment of any obligation with, or from the proceeds of, any asset or revenue of any kind.

“Litigation” means litigation matters in connection with, arising from or related to Orthotec, LLC for which the Borrower or its Subsidiaries currently or may hereafter face potential liability.

“Litigation Payments” means the payment of amounts (whether payments of judgments, settlements or otherwise) in connection with a Litigation Satisfaction.

“Litigation Satisfaction” means such time as the Required Lenders determine, based on information reasonably satisfactory to them, that the Credit Parties are not directly subject to liability associated with, related to or arising from the Litigation (including, potential direct liability arising by virtue of liability to which a Subsidiary is subject) that would reasonably be expected to exceed $70,000,000 (less any previously made Litigation Payments). Any such determination shall be made in the Required Lenders’ reasonable discretion in consultation with and upon the reasonable advice of its outside counsel as the Required Lenders deem necessary or advisable.

“Loans” means the loans made available by the Lenders to the Borrower pursuant to Section 2.2 in the maximum aggregate amount of Fifty Million Dollars ($50,000,000) or, as the context may require, the principal amount thereof from time to time outstanding.

“Loan Documents” means this Agreement, the Notes, the Security Agreement, the Warrants, the Registration Rights Agreement, Special Account DACA and any other document or instrument delivered in connection with any of the foregoing and dated the Agreement Date or subsequent thereto, whether or not specifically mentioned herein or therein.

“Loss” has the meaning given to it in Section 6.11.

“Major Transaction” has the meaning set forth in the Warrants.

“Material Adverse Effect” means a material adverse effect on (a) the business, operations, condition (financial or otherwise) or assets of the Credit Parties, taken as a whole, (b) the validity or enforceability of any provision of any Loan Document, (c) the ability of the Borrower to timely perform the Obligations or (d) the rights and remedies of the Lenders under any Loan Document; provided, however, to the extent that the Litigation Satisfaction has been achieved or, with the proceeds of Litigation Payments, will be achieved, in no event shall any event, act, condition or occurrence in connection with, arising from or related to the Litigation be deemed to have a Material Adverse Effect.

“Notes” means the Notes issued to the Lenders evidencing the Loan in the form attached hereto as Exhibit A.

Portions of this page were omitted, as indicated by [***], and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment under Rule 24b2 of the Securities Exchange Act of 1934, as amended.

“Obligations” means all obligations (monetary or otherwise) of the Borrower arising under or in connection with the Loan Documents.

“Organizational Documents” means the Certificate of Incorporation, Bylaws, or similar documents, each as amended to date, of the Borrower or its Subsidiaries, as the context may require.

“Other Connection Taxes” means with respect to any Lender, Taxes imposed as a result of a present or former connection between such Lender and the jurisdiction imposing such Tax (except a connection arising solely from such Lender having executed, delivered or performed its obligations under the Loan Documents or the Warrants).

“Other Taxes” means any and all present or future stamp or documentary taxes or any similar taxes, duties, other charges or levies, and together with any interest, additions to tax or penalties applicable thereto (including by reason of any delay in payment) arising from any payment made hereunder or from the execution, delivery, registration or enforcement of, or otherwise with respect to, any Loan Document except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made in connection with the exercise of remedies following an Event of Default).

“Permitted Indebtedness” means Indebtedness existing as of the Agreement Date and set forth on Exhibit B attached hereto and:

(i) The Obligations;

(ii) Indebtedness in respect of letters of credit, to the extent that such letters of credit are required in connection with the Borrower’s business pursuant to Applicable Laws;

(iii) Indebtedness to trade creditors in the ordinary course of business.;

(iv) Indebtedness in respect of netting services, overdraft protections and other similar and customary services in connection with deposit accounts;
(v) Performance bonds, surety bonds and similar instruments incurred in the Ordinary Course;
(vi) Guarantees with respect to any Permitted Indebtedness;
(vii) Indebtedness in respect of purchase money financing, capital lease obligations and equipment financing facilities covering existing and newlyacquired equipment, including for the acquisition, installation, qualification and validation of such equipment;
(viii) Indebtedness to employees in respect of benefit plans and employment and severance arrangements;
(ix) Indebtedness under the First Lien Facility in an amount not to exceed SeventyFive Million Dollars($75,000,000) at any time outstanding;
(x) Subordinated Debt; and
(xi) Permitted Debt (as defined in the First Lien Facility as in effect as of the Agreement Date, except Subordinated Debt as defined therein);

“Permitted Liens” means:

(i) Liens existing on the Agreement Date and set forth on Exhibit C;
(ii) Liens in favor of the Lenders;
(iii) Statutory Liens created by operation of applicable law;
(iv) Liens arising in the ordinary course of business and securing obligations that are not more than 60 days past due or are being contested in good faith by appropriate proceedings;

Portions of this page were omitted, as indicated by [***], and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment under Rule 24b2 of the Securities Exchange Act of 1934, as amended.

(v) Liens for taxes, assessments or governmental charges or levies not past due and payable or that are being contested in good faith by appropriate proceedings;
(vi) Liens arising from judgments, decrees or attachments in circumstances not constituting an Event of Default;
(vii) Liens in favor of financial institutions arising in connection with the Borrower’s or its Subsidiaries’ accounts maintained in the ordinary course held at such institutions to secure standard fees for services charged by, but not financing made available by, such institutions;
(viii) Pledges or deposits in connection with workers’ compensation, unemployment insurance and other social security legislation;
(ix) Easements, rights of way, restrictions and other similar encumbrances affecting real property which, in the aggregate, are not substantial in amount, and which do not in any case materially interfere with the conduct of the business of the applicable Person;
(x) Leases, licenses or subleases granted to others not interfering in any material respect with the business of the Borrower and its Subsidiaries;
(xi) Liens of a collection bank arising under Section 4210 of the Uniform Commercial Code (or equivalent in foreign jurisdictions) on items in the course of collection;
(xii) Liens in favor of holders of the of the First Lien Facility; provided the holders or agents thereof have become a party to the Intercreditor Agreement; and
(xiii) Permitted Liens (as defined in the First Lien Facility as in effect as of the Agreement Date).

“Person” means and includes any natural person, individual, partnership, joint venture, corporation, trust, limited liability company, limited company, joint stock company, unincorporated organization, government entity or any political subdivision or agency thereof, or any other entity.

“Register” has the meaning set forth in Section 1.4 (b).

“Registration Rights Agreement” means the Registration Rights Agreement, dated as of the date hereof, between the Borrower and the Lenders.

“Required Lenders” means, at any time, Lenders holding Loans representing more than 50% of the sum of the Loans outstanding, held by Lenders that are otherwise not in default of their respective funding obligations hereunder. In no event shall any Lender that is in default of its obligations hereunder be provided a right to vote its interest under the Loan Documents.

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, including the rules and regulations promulgated thereunder.
“Security Agreement” means the Guaranty and Security Agreement in the form of Exhibit D hereto.
“Settlement Payment” means the payment of an amount necessary to fully settle or satisfy any judgment in the Litigation.
“Subject Disbursement” has the meaning given to it in Section 2.2.

“Subordinated Debt” means any Indebtedness of a Credit Party incurred pursuant to the terms of Subordinated Debt Documents and with the prior written consent of the Required Lenders, all of which documents must be in form and substance acceptable to the Required Lenders, it being the intent of the parties that any such Indebtedness be

Portions of this page were omitted, as indicated by [***], and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment under Rule 24b2 of the Securities Exchange Act of 1934, as amended.

subordinate to Indebtedness under and Liens securing the First Lien Facility and to the Obligations and Liens created under the Loan Documents.

“Subordinated Debt Documents” means any documents evidencing and/or securing Indebtedness governed by a
Subordination Agreement, all of which documents must be in form and substance acceptable to the Required Lenders.

“Subordination Agreement” means each agreement among the Required Lenders and another creditor of a Credit Party, as the same may be amended, supplemented, restated or otherwise modified from time to time in accordance with the terms thereof, pursuant to which the Indebtedness owing from any Credit Party(ies) and/or the Liens securing such Indebtedness granted by any Credit Party(ies) to such creditor are subordinated in any way to the Obligations and the Liens created under the Loan Documents, the terms and provisions of such Subordination Agreements to have been agreed to by and be acceptable to the Required Lenders.

“Subsidiary or Subsidiaries” means, as to the Borrower, any entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by the Borrower.

“Tax Affiliate” means (a) the Borrower and the other Credit Parties and (b) any Affiliate of the Borrower with which the Borrower files or is required to file consolidated, combined or unitary tax returns.

“Taxes” means all present or future taxes, levies, imposts, stamp or other duties, deductions, charges or withholdings and all liabilities with respect thereto, (including by reason of any delay in payment).

“Trading Day” shall mean any day on which the Common Stock is traded for any period on NASDAQ, or on the principal securities exchange or other securities market on which the Common Stock is then being traded.

“Volume Weighted Average Price” for any security as of any date means the volume weighted average closing price on The NASDAQ Global Select Market (“NASDAQ”) as reported by, or based upon data reported by Bloomberg Financial Markets or an equivalent, reliable reporting service mutually acceptable to and hereinafter designated by holders of a majority in interest of the Notes and the Borrower (“Bloomberg”) or, if NASDAQ is not the principal trading market for such security, the volume weighted average closing price of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg or, if no volume weighted average sale price is reported for such security by Bloomberg, then the last closing trade price of such security as reported by Bloomberg, or, if no last closing trade price is reported for such security by Bloomberg, the average of the bid prices of any market makers for such security that are listed in the over the counter market by the Financial Industry Regulatory Authority, Inc. or on the “over the counter” Bulletin Board (or any successor) or in the “pink sheets” (or any successor) by the OTC Markets Group, Inc. If the Volume Weighted Average Price cannot be calculated for such security on such date in the manner provided above, the Volume Weighted Average Price shall be the fair market value as mutually determined by the Borrower and the Lenders holding of a majority in interest of the Notes.

“Warrants” has the meaning set forth in Section 2.10(a).

“Warrant Shares” has the meaning set forth in Section 3.1(w).

Section 1.2 Interpretation. In this Agreement, unless the context otherwise requires, all words and personal pronouns relating thereto shall be read and construed as the number and gender of the party or parties requires and the verb shall be read and construed as agreeing with the required word and pronoun; the division of this Agreement into Articles and Sections and the use of headings and captions is for convenience of reference only and shall not modify or

Portions of this page were omitted, as indicated by [***], and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment under Rule 24b2 of the Securities Exchange Act of 1934, as amended.

affect the interpretation or construction of this Agreement or any of its provisions; the words “herein,” “hereof,” “hereunder,” “hereinafter” and “hereto” and words of similar import refer to this Agreement as a whole and not to any particular Article or Section hereof; the words “include,” “including,” and derivations thereof shall be deemed to have the phrase “without limitation” attached thereto unless otherwise expressly stated; references to a specified Article, Exhibit, Section or Schedule shall be construed as a reference to that specified Article, Exhibit, Section or Schedule of this Agreement; and any reference to any of the Loan Documents means such document as the same shall be amended, supplemented or modified and from time to time in effect.

Section 1.3 Business Day Adjustment. If the day by which any payment or other performance is due to be made is not a Business Day, that payment or performance shall be made by the next succeeding Business Day unless that next succeeding Business Day falls in a different calendar month, in which case that payment or other performance shall be made by the Business Day immediately preceding the day by which such payment or other performance is due to be made.

Section 1.4

(a) The Borrower shall record on its books and records the amount of the Loan, the interest rate applicable, all payments of principal and interest thereon and the principal balance thereof from time to time outstanding.

(b) The Borrower shall establish and maintain at its address referred to in Section 6.1, a record of ownership (the “Register”) in which the Borrower agrees to register by book entry the interests (including any rights to receive payment hereunder) of each Lender in the Loan, and any assignment of any such interest, and (ii) accounts in the Register in accordance with its usual practice in which it shall record (1) the names and addresses of the Lenders (and any change thereto pursuant to this Agreement), (2) the amount of the Loan and each funding of any participation therein, (3) the amount of any principal or interest due and payable or paid, and (4) any other payment received by the Lenders from the Borrower and its application to the Loan.

(c) Notwithstanding anything to the contrary contained in this Agreement, the Loan (including any Notes evidencing the Loan) is a registered obligation, the right, title and interest of the Lenders and their assignees in and to the Loan shall be transferable only upon notation of such transfer in the Register and no assignment thereof shall be effective until recorded therein. This Section 1.4 shall be construed so that the Loan is at all times maintained in “registered form” within the meaning of Sections 163(f), 871(h)(2) and 881(c)(2) of the Code.

(d) The Borrower and the Lenders shall treat each Person whose name is recorded in the Register as a Lender for all purposes of this Agreement. Information contained in the Register with respect to any Lender shall be available for access by the Borrower or such Lender at any reasonable time and from time to time upon reasonable prior notice.

ARTICLE 2

AGREEMENT FOR THE LOAN

Section 2.1 Use of Proceeds. The proceeds of the Loan may solely be used for Litigation Payments, payment of any fees described in Section 2.9 and for working capital and general corporate purposes; provided, however, that subject to Section 2.2, no Disbursements may be requested for working capital or general corporate purposes until the Litigation Satisfaction has occurred, and any Disbursements for working capital and general corporate purposes may not exceed$15,000,000 in the aggregate. Any Disbursement Request (hereinafter defined) for Litigation Payments, shall be accompanied by written evidence of the Litigation Satisfaction.

Portions of this page were omitted, as indicated by [***], and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment under Rule 24b2 of the Securities Exchange Act of 1934, as amended.

In the event that the Required Lenders determine, after receiving reasoned advice from outside counsel of Required Lenders’ choice, that a Litigation Satisfaction has not occurred and do not fund a Disbursement for a Litigation Payment (the “Requested Litigation Disbursement”), Borrower, at its option, may request that a senior litigation partner at a third party law firm of recognized national standing (“Arbitrator”), reasonably acceptable to Required Lenders and Borrower and which does not represent and has not represented any of Lenders or
Borrower or their respective affiliates, be engaged, at Borrower’s sole expense, to arbitrate whether there was a reasonable basis for the conclusion by outside counsel to the Required Lenders that the potential for remainingdirect Litigation liability of the Credit Parties exceeds $70,000,000 (less any previously made Litigation Payments). The Parties agree that the Arbitrator is not being engaged to substitute his judgment for that of the Required Lenders’ outside counsel. The decision of the Arbitrator shall be binding upon the Parties and not subject to review by any court or other tribunal. Upon a decision of the Arbitrator that such conclusion by outside counsel to the Required Lenders had no reasonable basis, Lenders agree to fund the Requested Litigation Disbursement and shall not be liable to Borrower for any damages, liabilities, loss, cost or expense as a result of any failure to make such Disbursement prior to the decision of the Arbitrator. The Required Lenders’
shall use their reasonable best efforts to obtain advice from their outside counsel within one week of receiving the Requested Litigation Disbursement and such reasonable information as their outside counsel may require to render such advice. The Arbitrator shall use its best efforts to render a decision within one week after receiving written submissions from the Parties, together with such other information as the Arbitrator may require. The Arbitrator will not engage in ex parte contacts with the Parties. Borrower agrees to promptly, but in any event, within four (4) Business Days of any Disbursement of Litigation Payments to file a disclosure of any material nonpublic information provided directly to the Lenders in connection with the Litigation Satisfaction with the SEC on a Current Report Form 8K.

Section 2.2 Disbursement. Subject to the conditions set forth in Article 4 and this Section 2.2, the Lenders shall disburse Loans to the Borrower (each, a “Disbursement”) prior to January 30, 2015 upon receipt from the Borrower on a Business Day (other than the last day of a month) of a written request (“Disbursement Request”) for a Disbursement in the minimum amount of Two Million Five Hundred Thousand Dollars ($2,500,000) and stating that no Default or Event of Default has occurred. The disbursement date set forth in a Disbursement Request shall be the later of (i) the sixteenth Trading Day after the date of delivery of such Disbursement Request and (ii) the second Trading Day of the month following the month in which such Disbursement request is delivered (the “Disbursement Date”). The initial request for a Disbursement for Litigation Payments may include amounts previously paid by Borrower as Litigation Payments in connection with the Litigation Satisfaction. The Lenders shall fulfill each Disbursement in accordance with their respective allocations set forth on Schedule 1 hereto (as such allocations may be amended or modified by assignments of Loans pursuant to Section 6.5). In addition to the foregoing, in the event that the Litigation Satisfaction has not occurred on or prior to December 15, 2014, the Borrower shall be permitted to request a Disbursement no later than January 30, 2015 in the principal amount of up to the full undrawn amount of the Loan (any such Disbursement pursuant to this sentence, a “Subject Disbursement”); provided, however, that any Subject Disbursement shall be immediately deposited into a special deposit account (the “Subject Disbursement Account”) in the name of the Borrower in a domestic bank with respect to which there shall be a deposit account control agreement (“Special Account DACA”) between such Bank and the Lenders in effect prior to such Subject Disbursement and on which Lenders shall have a first Lien (for the avoidance of doubt, Midcap and the lenders under the First Lien Facility shall not have a Lien on the Subject Disbursement Account). The Special Account DACA shall provide that no amount deposited in the Special Disbursement Account may be withdrawn without the prior written consent of Required Lenders which consent shall be given upon a request of Borrower for use of funds in the Special Disbursement Account for Litigation Payments in compliance with the requirements of Section 2.1 so long as no Event of Default has occurred and is continuing. Any undrawn amount of the Loan may not be drawn by the Borrowers after January 30, 2015. Upon the occurrence and during the continuance of an Event of Default, Lenders shall have the right to enforce their Lien against amounts remaining in the Subject Disbursement Account for application to the Obligations.

Section 2.3 Payment.

(a) The Borrower shall pay to Lenders onethird of the outstanding principal amount of the Notes on each of the third, fourth and fifth anniversaries of the first Disbursement (for purposes of clarification, without penalty or fee); provided, however, that the Final Payment shall be made by December 15, 2019.

Portions of this page were omitted, as indicated by [***], and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment under Rule 24b2 of the Securities Exchange Act of 1934, as amended.

(b) A Note shall be deemed prepaid (for purposes of clarification, without penalty or fee) to the extent the payee Lender of such Note satisfies the payment of the Exercise Price (as such term is defined in the Warrants) through a reduction of the principal amount outstanding under such Lender’s Note in accordance with Section 3(a)(i) of the Warrants. Any such prepayment shall be applied to the outstanding principal amount of such payee Lender’s Note in such order as the Borrower shall direct Lenders in writing at the time of such reduction.

(c) The Borrower may not prepay all or a portion of the outstanding principal amount of the Notes at any time before the third anniversary of the first Disbursement. Thereafter, Borrower may purchase all or a portion of the Notes at a price equal to all accrued and unpaid interest, fees, late charges and other amounts then due and owing under this Agreement on the principal amount repaid, plus 105% of the outstanding principal amount purchased.

(d) Each deemed prepayment of the Notes pursuant to Section 2.3(b) shall be applied first to accrued and unpaid interest on the principal amount prepaid and second, to principal. Each purchase of the Notes by the Borrowers for less than the full outstanding principal amount pursuant to Section 2.3(c) shall be applied to the extent of the principal purchased in inverse order of maturity of the payments required by Section 2.3(a). Each prepayment or purchase of the Notes shall be allocated among the Lenders in accordance with their respective allocations set forth on Schedule 1 hereto (as such allocations may be amended or modified by assignments of Loans pursuant to Section 6.5).

Section 2.4 Payments. All payments by the Borrower under any of the Loan Documents shall be made without setoff or counterclaim. Payments of any amounts due to the Lenders under this Agreement shall be made in Dollars in immediately available funds prior to 1:00 p.m. New York City time on such date that any such payment is due, at such bank or places as the Lenders shall from time to time designate in writing at least 5 Business Days prior to the date such payment is due. The Borrower shall pay all and any customary administrative fees imposed by banks, clearing houses, or any other financial institution, in connection with making any payments under any of the Loan Documents, except for any costs imposed by the Lenders’ banking institutions.

Section 2.5 Taxes.

(a) Any and all payments hereunder or under any other Loan Document shall be made, in accordance with this Section 2.5, free and clear of and without deduction for any and all present or future Taxes except as required by applicable law. If Borrower shall be required by law to deduct any Indemnified Taxes from or in respect of any sum payable hereunder or under any other Loan Document, (i) the sum payable shall be increased by as much as shall be necessary so that after making all required deductions of Indemnified Taxes (including deductions for Indemnified Taxes applicable to additional sums payable under this Section 2.5), each Lender shall receive an amount equal to the sum it would have received had no such deductions been made (any and all such additional amounts payable shall hereafter be referred to as the “Additional Amounts”), (ii) Borrower shall make such deductions, and (iii) Borrower shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law. Within thirty (30) days after the date of any payment of such Taxes, Borrower shall furnish to the applicable Lender the original or a certified copy of a receipt evidencing payment thereof or other evidence of such payment reasonably satisfactory to such Lender.

(b) Borrower agrees to pay and authorizes each Lender to pay in its name (but without duplication), all Other Taxes. Within 30 days after the date of any payment of Other Taxes by Borrower, Borrower shall furnish to the applicable Lender the original or a certified copy of a receipt evidencing payment thereof or other evidence of such payment reasonably satisfactory to such Lender.

(c) Borrower shall reimburse and indemnify, within 10 days after receipt of demand therefor, each Lender for all Indemnified Taxes (including all Indemnified Taxes imposed on amounts payable under this Section 2.5(c)) paid by such Lender, whether or not such Indemnified Taxes were correctly or legally asserted. A certificate of the applicable Lender(s) setting forth the amounts to be paid thereunder and delivered to Borrower shall be conclusive, absent manifest error.

Portions of this page were omitted, as indicated by [***], and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment under Rule 24b2 of the Securities Exchange Act of 1934, as amended.

(d) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to Borrower, at the time or times reasonably requested by Borrower, such properly completed and executed documentation reasonably requested by Borrower as will permit such payments to be made without withholding or at a reduced rate of withholding. Without limiting the generality of the foregoing, each Lender that is a United States person (as such term is defined in Section 7701(a)(30) of the Code) for United States federal income tax purposes shall, on or before the date on which the Lender becomes a party to this Agreement, provide to Borrower a properly completed and executed original IRS Form W9 certifying that such Lender is not subject to backup withholding tax. Each Lender that is not a United States Person (as such term is defined in Section 7701(a)(30) of the Code) for U.S. federal income tax purposes (a “Foreign Lender”) and is entitled to an exemption from or reduction of U.S. withholding tax with respect to payments under this Agreement shall, on or before the date on which the Lender becomes a party to this Agreement, provide Borrower with a properly completed and executed original IRS Form W8ECI, W8BEN, W8IMY or other applicable forms (together with any required supporting documentation), or any other applicable certificate or document reasonably requested by the Borrower, and, if such Foreign Lender is relying on the portfolio interest exception of Section 871(h) or Section 881(c) of the Code (or any successor provision thereto), shall also provide the Borrower with a certificate (the “Portfolio Interest Certificate”) representing that such Foreign Lender is not a “bank” for purposes of Section 881(c) of the Code (or any successor provision thereto), is not a 10% holder of the Borrower described in Section 871(h)(3)(B) of the Code (or any successor provision thereto), and is not a controlled foreign corporation receiving interest from a related person (within the meaning of Sections 881(c)(3)(C) and 864(d)(4) of the Code, or any successor provisions thereto). Each Lender shall provide new forms (or successor forms) as reasonably requested by Borrower from time to time and shall notify Borrower in writing within a reasonable time after becoming aware of any event requiring a change in the most recent forms previously delivered by such Lender to Borrower.

(e) If a payment to a Lender under this Agreement would be subject to U.S. withholding tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA, such Lender shall deliver to Borrower, at the times prescribed by law or as reasonably requested by Borrower, such documentation as is prescribed by law in order for Borrower to comply with its obligations under FATCA, to determine that such Lender has or has not complied with its obligations under FATCA, or to determine the amount to deduct and withhold from such payment.

(f) If Lender determines, in its sole discretion, that it has received a refund of any Indemnified Taxes as to which it has been indemnified by Borrower or with respect to which the Borrower has paid additional amounts pursuant to this Section 2.5, provided no Event of Default exists and is continuing, it shall pay to Borrower an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section 2.5 with respect to the Indemnified Taxes giving rise to such refund), net of all outofpocket expenses and any amounts which it is required by law to deduct therefrom, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided, that Borrower, upon the request of Lender, agree to repay the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to Lender in the event Lender is required to repay such refund to such Governmental Authority. This subsection shall not be construed to require Lender to make available its tax returns (or any other information relating to its taxes that it deems confidential) to Borrower or any other Person.

(g) Notwithstanding anything to the contrary, for purposes of this Section 2.5 and the defined terms “Indemnified Taxes”, “Excluded Taxes”, “Other Connection Taxes,” and “Other Taxes,” and, solely with respect to its usage in the definition of “Indemnified Taxes”, the defined term “Obligations”, the term “Loan Documents” shall be deemed to exclude the Warrants (and any shares of Common Stock delivered upon exercise of the Warrants) and the Registration Rights Agreement.

Section 2.6 Costs, Expenses and Losses. If, as a result of any failure by the Borrower to pay any sums due under this Agreement on the due date therefor (after the expiration of any applicable grace periods), the Lenders shall, after applying reasonable mitigation efforts, incur costs, expenses and/or losses, by reason of the liquidation or redeployment of deposits from third parties or in connection with obtaining funds to make or maintain the Disbursement, the Borrower shall pay to the Lenders upon request by the Lenders, the amount of such costs, expenses and/or losses within ten (10) days after receipt by it of a certificate from the Lenders setting forth in reasonable detail such costs, expenses and/or losses, along with reasonable supporting documentation. For the purposes of the preceding sentence, “costs, expenses and/or losses” shall include, without limitation, any interest paid or payable to carry any unpaid amount and any loss, premium, penalty or expense which may be

Portions of this page were omitted, as indicated by [***], and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment under Rule 24b2 of the Securities Exchange Act of 1934, as amended.

incurred in obtaining, liquidating or employing deposits of or borrowings from third parties in order to make, maintain or fund the Loan or any portion thereof.

Section 2.7 Interest. The outstanding principal amount of the Notes shall bear interest at the Interest Rate (calculated on the basis of the actual number of days elapsed based on a 365day year). Interest shall be paid quarterly in arrears commencing on the first Business Day on the first such calendar quarter following each Disbursement (including any Subject
Disbursement) and on the first Business Day of each calendar quarter thereafter (each, an “Interest Payment Date”).

Section 2.8 Interest on Late Payments. Without limiting the remedies available to the Lenders under the Loan Documents or otherwise, to the maximum extent permitted by applicable law, if the Borrower fails to make a required payment of principal or interest with respect to the Loan when due the Borrower shall pay, in respect of such principal and interest at the rate per annum equal to the Interest Rate plus [***] percent ([***]%) for so long as such payment remains outstanding. One half of such additional [***] percent ([***]%) shall be payable in cash, on demand and one half shall accrue and be added to the outstanding principal amount of the Loans, payable upon the earlier of acceleration of the Obligations or December 15, 2019.

Section 2.9 Fee. On each Disbursement Date (including the date of a Subject Disbursement), the Borrower shall pay to such entity as the Lenders shall direct (on behalf of the Lenders) a fee equal to 2.50% of the principal amount of the Disbursement made on such Disbursement Date. The foregoing fee shall be allocated among the Lenders in accordance with their respective allocations set forth on Schedule 1 hereto (as such allocations may be amended or modified by assignments of Loans pursuant to Section 6.5).

Section 2.10 Delivery of Warrants.

(a) On the date hereof, the Borrower shall issue to the Lenders warrants to purchase an aggregate of six million two hundred fifty thousand shares of Common Stock, in substantially the form set forth on Exhibit E hereto (together with any Warrants issuable pursuant to subsection (b) below, the “Warrants”) at an initial Exercise Price of $1.39 (the “Initial Warrant Exercise Price”) and an expiration date of March 17, 2020.

(b) Upon the Lenders effecting each Disbursement, the Borrower shall issue to the Lenders warrants to purchase a number of shares of Common Stock equal to ten million (10,000,000) multiplied by a fraction, (A) the numerator of which is the amount of such Disbursement and (B) the denominator of which is fifty million (50,000,000), in substantially the form set forth on Exhibit B hereto at an initial exercise price equal to the lesser of (x) the Initial Warrant Exercise Price and (y) the average daily Volume Weighted Average Price per share of the Common Stock for the fifteen (15) consecutive Trading Day Period following the Lenders’ receipt of the applicable Disbursement Request. All Warrants issued pursuant to this Section 2.10(b) shall contain an expiration date of six (6) years from the applicable date of issuance. In addition, in the event the Lenders effect a Subject Disbursement, the Borrower shall issue to the Lenders warrants to purchase a number of shares of Common Stock equal to one million (1,000,000), in substantially the form set forth on Exhibit B hereto at an initial exercise price equal to the lesser of (x) the Initial Warrant Exercise Price and (y) the average daily Volume Weighted Average Price per share of the Common Stock for the fifteen (15) consecutive Trading Day Period following the Lenders’ receipt of the applicable Disbursement Request. All Warrants issued pursuant to this Section 2.10(b) shall contain an expiration date of six (6) years from the applicable date of issuance.

(c) The Warrants issued pursuant to this Section 2.10 shall be allocated among the Lenders as set forth on Schedule
1 (as such allocations may be amended or modified by assignments of Loans pursuant to Section 6.5).

(d) Notwithstanding anything herein to the contrary, the number of shares of Common Stock into which the Warrants to be issued pursuant to Section 2.10(b) are exercisable and the Initial Exercise Price applicable to any such Warrants shall be adjusted to reflect any adjustments in the number of shares of Common Stock into which such Warrant is exercisable that would have taken effect pursuant to the terms of such Warrant had such Warrant been issued on the date hereof and remained outstanding through the date of such issuance.

Portions of this page were omitted, as indicated by [***], and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment under Rule 24b2 of the Securities Exchange Act of 1934, as amended.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES

Section 3.1 Representations and Warranties of the Borrower. The Borrower represents and warrants to the Lenders that as of the Agreement Date and each Disbursement Date except as set forth in a Schedule to this Agreement:

(a) The Borrower and each of the other Credit Parties are conducting their business in material compliance with their Organizational Documents, which are in full force and effect.

(b) No Default or Event of Default has occurred and is continuing.

(c) The Borrower and each of the other Credit Parties (i) are capable of paying their debts as they fall due, have not admitted their inability to pay their debts as they fall due, (ii) are not bankrupt or insolvent and (iii) have not taken action, and no such action has been taken by a third party, for the Borrower’s or any Credit Party’s winding up, dissolution, or liquidation or similar executory or judicial proceeding or for the appointment of a liquidator, custodian, receiver, trustee, administrator or other similar officer for the Borrower, any Credit Party or any or all of their assets or revenues.

(d) No Lien exists on the Borrower’s or any Credit Party’s assets, except for Permitted Liens.

(e) The obligation of the Borrower to make any payment under this Agreement (together with all charges in connection therewith) is absolute and unconditional.

(f) No Indebtedness of the Borrower or any Credit Party exists other than Permitted Indebtedness.

(g) The Borrower is validly existing as a corporation in good standing under the laws of the state of Delaware. The Borrower and each of the other Credit Parties have full power and authority to own their properties, conduct their business and enter into the Loan Documents and to consummate the transactions contemplated under the Loan Documents, and are duly qualified to do business as a foreign entity and are in good standing in each jurisdiction where the failure to be so qualified could reasonably be expected to result in a Material Adverse Effect.

(h) Except as provided on Schedule 3.1(h), as of the Agreement Date there is not pending or, to the knowledge of the Borrower, threatened, any action, suit or other proceeding before any Governmental Authority (a) to which the Borrower or any of the Credit Parties is a party or (b) which has as the subject thereof any assets owned by the Borrower or any other Credit Party. At any time after the Agreement Date there are no current or, to the knowledge of the Borrower, pending, legal, governmental or regulatory enforcement actions, suits or other proceedings to which the Borrower or any other Credit Party or any of their assets is subject which could reasonably be expected to result in a Material Adverse Effect.

(i) The Loan Documents have been duly authorized, executed and delivered by the Borrower and each Credit Party a party thereto, and constitute the valid, legal and binding obligation of the Borrower and each Credit Party party thereto enforceable in accordance with their terms, except as such enforceability may be limited by applicable insolvency, bankruptcy, reorganization, moratorium or other similar laws affecting creditors’ rights generally. The execution, delivery and performance of the Loan Documents by the Borrower and the other Credit Parties and the consummation of the transactions therein contemplated will not (A) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any Lien (other than pursuant to the Loan Documents) upon any assets of the Borrower or any other Credit Party pursuant to any agreement to which the Borrower or any Credit Party is a party or by which the Borrower or any other Credit Party are bound or to which any of the assets of the Borrower or any Credit Party is subject, (B) result in any violation of or conflict with the provisions of the Organizational Documents or (C) result in the violation of any Applicable Law or (D) result in the violation of any judgment, order or decree of any Governmental Authority, except, with respect to the foregoing clauses (A) and (C), as could not reasonably be expected to have a Material Adverse Effect.

Portions of this page were omitted, as indicated by [***], and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment under Rule 24b2 of the Securities Exchange Act of 1934, as amended.

No consent, approval, authorization or order of, or registration or filing with any Governmental Authority is required for the execution, delivery and performance of any of the Loan Documents or for the consummation by the Borrower and the other Credit Parties of the transactions contemplated thereby except for such registrations and filings in connection with the issuance of the Warrants and Warrant Shares pursuant the Loan Documents that are necessary to comply with federal and state securities laws, rules and regulations, and filings contemplated by the Security Agreement and the Borrower and each other Credit Party has the power and authority to enter into the Loan Documents and to consummate the transactions contemplated under the Loan Documents.

(j) Other than has been obtained, no Authorization is required for (i) the execution and delivery of this Agreement, the other Loan Documents, and the Warrants, or (ii) the consummation of the transactions contemplated hereby and thereby, including but not limited to the issuance and exercise of the Warrants.

(k) The Borrower and each of the other Credit Parties holds, and is operating in compliance in all material respects with, all franchises, grants, authorizations, licenses, permits, easements, consents, certificates and orders of any Governmental Authority, except to the extent noncompliance therewith could not reasonably be expected to have a Material Adverse Effect (collectively, “Necessary Documents”), required for the conduct of its business and all Necessary Documents are valid and in full force and effect; and neither the Borrower nor any Credit Party has received written notice of any revocation or modification of any of the Necessary Documents and neither the Borrower nor Credit Party has any reason to believe that any of the Necessary Documents will not be renewed in the ordinary course of business, in each case, other than as could not reasonably be expected to have a Material Adverse Effect.

(l) Subject to the following sentence, the Borrower and its Subsidiaries have good and marketable title to all of their assets free and clear of all Liens except Permitted Liens. The property held under lease by the Borrower or any Subsidiary is held under valid, subsisting and enforceable leases with only such exceptions with respect to any particular lease as do not interfere in any material respect with the conduct of the business of the Borrower and its Subsidiaries, taken as a whole.

(m) Each Credit Party owns, is licensed to use or otherwise has the right to use, all Intellectual Property that is material to the condition (financial or other), business or operations of such Credit Party. All Intellectual Property existing as of the Agreement Date which is issued, registered or pending with any United States or foreign Governmental Authority (including, without limitation, any and all applications for the registration of any Intellectual Property with any such United States or foreign Governmental Authority) and all licenses under which any Borrower is the licensee of any such registered Intellectual Property (or any such application for the registration of Intellectual Property) owned by another Person are set forth on Schedule 3.1(m). Such Schedule 3.1(m) indicates in each case whether such registered Intellectual Property (or application therefore) is owned or licensed by such Credit Party, and in the case of any such licensed registered Intellectual Property (or application therefore), lists the name of such licensor and the name and date of the agreement pursuant to which such item of Intellectual Property is licensed, and copies of all such agreements have been provided to the Lenders. Except as indicated on Schedule 3.1(m), the applicable Credit Party is the sole and exclusive owner of the entire and unencumbered right, title and interest in and to each such registered Intellectual Property (or application therefore) purported to be owned by such Credit Party, free and clear of any Liens and/or licenses in favor of third parties or agreements or covenants not such sue third parties for infringement. All registered Intellectual Property of each Credit Party is duly and properly registered, filed or issued in the appropriate office and jurisdictions for such registrations, filings or issuances, except where the failure to do so would not reasonably be expected to have a Material Adverse Effect. No Credit Party is party to, nor bound by, any material license or other agreement with respect to which any Credit Party is the licensee that prohibits or otherwise restricts such Credit Party from granting a security interest in such Credit Party’s interest in such license or agreement or other property. To such Credit Party’s knowledge, each Credit Party conducts its business without infringement or claim of infringement of any Intellectual Property rights of others and there is no infringement or claim of infringement by others of any Intellectual Property rights of any Credit Party, which infringement or claim of infringement could reasonably be expected to have a Material Adverse Effect.

(n) Neither the Borrower nor any of the other Credit Parties is in violation of their respective Organizational Documents, or in breach of or otherwise in default under, and no event has occurred which, with notice or lapse of time or both, would constitute such breach or other default in the performance of any agreement or condition contained in any agreement

Portions of this page were omitted, as indicated by [***], and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment under Rule 24b2 of the Securities Exchange Act of 1934, as amended.

under which it may be bound, or to which any of its assets is subject which could reasonably be expected to have a Material Adverse Effect.

(o) All federal, state, local and foreign income and franchise and other material Tax returns, reports and statements (collectively, the “Tax Returns”) required to be filed by any Tax Affiliates have been filed with the appropriate Governmental Authorities, all such Tax Returns are true and correct in all material respects, and all Taxes, assessments and other governmental charges and impositions reflected therein and all other material Taxes, assessments and other governmental charges otherwise due and payable have been paid prior to the date on which any liability may be added thereto for nonpayment thereof except for those contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves are maintained on the books of the appropriate Tax Affiliate in accordance with GAAP. As of the Agreement Date, no Tax Return is under audit or examination by any Governmental Authority, and no Tax Affiliate has received written notice from any Governmental Authority of any audit or examination or any assertion of any claim for Taxes which could reasonably be expected to have a Material Adverse Effect. No Tax Affiliate has participated in a “listed transaction” within the meaning of Treasury Regulation Section 1.60114(b).

(p) [Reserved]

(q) The Borrower and each of the other Credit Parties: (A) is in compliance with all Applicable Laws; (B) has not received any warning letter or other correspondence or notice from the any Governmental Authority alleging or asserting noncompliance with any Applicable Laws or any licenses, certificates, approvals, clearances, authorizations, permits and supplements or amendments thereto required in connection with the business of the Borrower or the other Credit Parties by any Applicable Laws (together, the “Authorizations”); (C) possesses and complies with the Authorizations, which are valid and in full force and effect; (D) has not received written notice that any Governmental Authority has taken, is taking or intends to take action to limit, suspend, modify or revoke any Authorization and has no knowledge that any Governmental Authority is considering such action; (E) has filed, obtained, maintained or submitted all reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments as required by any Applicable Laws or Authorizations, except, with respect to each of clauses (A) through (E), as could not reasonably be expected to have a Material Adverse Effect; provided however, that for purposes of determining compliance with clause (A) above where such noncompliance with Applicable Laws consists solely of the failure to timely file reports on a timely basis with the SEC, clause (d) of the definition of “Material Adverse Effect shall not apply.

(r) The audited financial statements of the Borrower and its consolidated Subsidiaries as of December 31, 2012 and the unaudited financial statements of the Borrower and its consolidated subsidiaries as of the nine (9) month period ended September, 2013, together with the related notes fairly present in all material respects the financial condition of the Borrower and its consolidated subsidiaries as of the dates indicated and the results of operations and changes in cash flows for the periods therein specified in conformity with GAAP consistently applied throughout the periods involved, subject, in the case of unaudited financial statements, to yearend adjustments and the absence of footnotes; and there are no material off balance sheet arrangements or any other relationships with unconsolidated entities or other persons, that may have a material current or, to the Borrower’s knowledge, material future effect on the Borrower’s or the other Credit Parities’ financial condition, results of operations, liquidity, capital expenditures, capital resources or significant components of revenue or expenses other than as disclosed therein.

(s) The Borrower and each of the other Credit Parties keeps proper books of record substantially in accordance with
GAAP in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities.

(t) (i) Each ERISA Plan (and the related trusts and funding agreements) complies in form and in operation with, has been administered in compliance with, and the terms of each ERISA Plan satisfy, the applicable requirements of ERISA and the Code in all material respects. Each ERISA Plan which is intended to be qualified under Section 401(a) of the Code is so qualified, and the United States Internal Revenue Service has issued a favorable determination letter with respect to each such ERISA Plan which may be relied on currently. No US Credit Party has incurred liability for any material excise tax under any of Sections 4971 through 5000 of the Code.

Portions of this page were omitted, as indicated by [***], and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment under Rule 24b2 of the Securities Exchange Act of 1934, as amended.

(ii) Except as could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, each US Credit Party is in compliance with the applicable provisions of ERISA and the provision of the Code relating to ERISA Plans and the regulations and published interpretations therein. During the thirtysix (36) month period prior to the Closing Date or the making of any Loan, (i) no steps have been taken to terminate any Pension Plan, and (ii) no contribution failure has occurred with respect to any Pension Plan sufficient to give rise to a Lien under Section 302(f) of ERISA. No condition exists or event or transaction has occurred with respect to any Pension Plan which could result in the incurrence by any US Credit Party of any material liability, fine or penalty. No US Credit Party has incurred liability to the PBGC (other than for current premiums) with respect to any employee Pension Plan. All contributions (if any) have been made on a timely basis to any Multiemployer Plan that are required to be made by any US Credit Party or any other member of the Controlled Group under the terms of the plan or of any collective bargaining agreement or by applicable Law; no US Credit Party nor any member of the Controlled Group has withdrawn or partially withdrawn from any Multiemployer Plan, incurred any withdrawal liability with respect to any such plan or received notice of any claim or demand for withdrawal liability or partial withdrawal liability from any such plan, and no condition has occurred which, if continued, could result in a withdrawal or partial withdrawal from any such plan, and no US Credit Party nor any member of the Controlled Group has received any notice that any Multiemployer Plan is in reorganization, that increased contributions may be required to avoid a reduction in plan benefits or the imposition of any excise tax, that any such plan is or has been funded at a rate less than that required under Section 412 of the Code, that any such plan is or may be terminated, or that any such plan is or may become insolvent.

(iii) For purposes of this Section 3.1(t) only, to the extent capitalized terms are used, but not defined in this
Agreement, such terms shall have the meanings given to them in the First Lien Facility.

(u) As of the Agreement Date, the Borrower’s Subsidiaries are set forth in Schedule 3.1(u). (v) [Reserved]
(w) All of the issued and outstanding shares of capital stock of the Borrower are duly authorized and validly issued, fully paid and nonassessable, have been issued in compliance with all federal and state and foreign securities laws, were not issued in violation of or subject to any preemptive rights or other rights to subscribe for or purchase securities that have not been waived in writing; the Warrants, the shares of Common Stock issuable upon exercise of the Warrants (the “Warrant Shares”) have been duly authorized and the Warrant Shares, when issued, delivered and paid for in accordance with the terms of the Warrants will have been validly issued and will be fully paid and nonassessable. There are no preemptive rights or other rights to subscribe for or to purchase, or any restriction upon the voting or transfer of any shares of Common Stock pursuant to the Borrower’s Organizational Documents or any agreement to which the Borrower or any of its Subsidiaries is a party or by which the Borrower or any of its Subsidiaries is bound. As of the Agreement Date, the Borrower’s outstanding shares of capital stock, options and warrants as set forth in Schedule 3.1(w) to this Agreement is accurate, and there are no other (i) except as set forth in such Schedule, options issuable or issued under the Borrower’s option plans, or (ii) any other options, warrants, agreements, contracts or other rights in existence to purchase or acquire from the Borrower or any Subsidiary of the Borrower any shares of the capital stock of the Borrower or any Subsidiary of the Borrower. The issuance and delivery of the Warrants does not and, assuming full exercise of the Warrants, the exercise of the Warrants will not, require approval from any Governmental Authority.

(x) The Borrower has authorized and reserved for issuance a number of shares of Common Stock sufficient to cover all shares issuable on exercise of the Warrants (computed without regard to any limitations on the number of shares that may be issued on exercise).

(y) The issuance of the Warrants and Warrant Shares will not obligate the Borrower to issue shares of Common Stock or other securities to any Person (other than the Lenders) and will not result in a right of any holder of Borrower securities to adjust the exercise, conversion, exchange or reset price under any of such securities.

(z) SEC Reports. The Borrower has filed all reports, schedules, forms, statements and other documents required to be filed by it under the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the two years preceding the

Portions of this page were omitted, as indicated by [***], and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment under Rule 24b2 of the Securities Exchange Act of 1934, as amended.

date hereof (or such shorter period as the Borrower was required by law or regulation to file such material) (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension, except where the failure to file on a timely basis would not have or reasonably be expected to result in a Material Adverse Effect. As of their respective filing dates, or to the extent corrected by a subsequent restatement, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the SEC promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Borrower has never been an issuer subject to Rule 144(i) under the Securities Act.

(aa) Private Placement. Assuming the accuracy of the Lenders’ representations and warranties set forth in Section 3.3 of this Agreement, no registration under the Securities Act is required for the issuance of the Warrants by the Borrower to the Lenders under the Loan Documents. The issuance of the Warrants hereunder does not contravene the rules and regulations of NASDAQ.

(bb) Registration Rights. No Person (other than the Lenders) has any right to cause the Borrower to include in any Registration Statement required to be filed pursuant to Section 2(a) of the Registration Rights Agreement any securities of the Borrower.

(cc) Use of Form S3. The Borrower meets (i) the registration, current public information and transaction requirements for use of Form S3 for the registration of the Warrant Shares for resale by the Lenders and (ii) the current public information requirements for use of Rule 144 for the resale of shares of Common Stock without volume restriction by non affiliates.

Section 3.2 Borrower Acknowledgment. The Borrower acknowledges that it has made the representations and warranties referred to in Section 3.1 with the intention of persuading the Lenders to enter into the Loan Documents and that the Lenders have entered into the Loan Documents on the basis of, and in full reliance on, each of such representations and warranties.

Section 3.3 Representations and Warranties of the Lenders. Each Lender represents and warrants to the Borrower as of the Agreement Date and each Disbursement Date that:

(a) Such Lender is duly organized and validly existing under the laws of the jurisdiction of its formation.

(b) Each Loan Document to which it is a party has been duly authorized, executed and delivered by such Lender and constitutes the valid and legally binding obligation of such Lender, enforceable in accordance with its terms, except as such enforceability may be limited by (i) applicable insolvency, bankruptcy, reorganization, moratorium or other similar laws affecting creditors’ rights generally, and (ii) applicable equitable principles (whether considered in a proceeding at law or in equity).

(c) Such Lender has full power and authority to make each Disbursement and to enter into and perform its other obligations under each of the Loan Documents and carry out the other transactions contemplated thereby.

(d) Each of the Notes, Warrants, and Warrant Shares (collectively the “Loan Securities”) to be received by such Lender hereunder will be acquired for such Lender’s own account, and not with a view to the resale or distribution of any part thereof in violation of the Securities Act of 1933, as amended (“1933 Act”), except pursuant to sales registered or exempted under the 1933 Act, and such Lender has no present intention of selling, granting any participation in, or otherwise distributing the same in violation of the 1933 Act without prejudice, however, to such Lender’s right at all times to sell or otherwise dispose of all or any part of such Loan Securities in compliance with applicable federal and state securities laws. Nothing contained herein shall be deemed a representation or warranty by such Lender to hold the Loan Securities for any period of

Portions of this page were omitted, as indicated by [***], and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment under Rule 24b2 of the Securities Exchange Act of 1934, as amended.

time and such Lender reserves the right to dispose of the Loan Securities at any time in accordance with or pursuant to a registration statement or an exemption under the 1933 Act.

(e) Such Lender can bear the economic risk and complete loss of its investment in the Loan Securities and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment contemplated hereby.

(f) Such Lender understands that the Loan Securities are characterized as “restricted securities” under the U.S. federal securities laws inasmuch as they are being acquired from the Borrower in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the 1933 Act only in certain limited circumstances.

(g) Such Lender is an “accredited investor” in Regulation D promulgated under the 1933 Act.

ARTICLE 4

CONDITIONS OF DISBURSEMENT

Section 4.1 Conditions to the first Disbursement. The obligation of the Lenders to make the first Disbursement shall be subject to the fulfillment of the following conditions:

(a) The Lenders shall have received executed counterparts of the Loan Documents from the Borrower and the Credit Parties, a certificate as to Organizational Documents, resolutions, incumbency and an opinion of its counsel reasonably acceptable to the Lenders;
(b) All actions required to be taken by the Borrower pursuant to Section 2.10 shall have been taken;
(c) No Default or Event of Default shall have occurred or would result from the Disbursement;
(d) Each representation and warranty set forth in Article 3 shall be true and correct in all material respects on the date of the first Disbursement, including any Subject Disbursement (unless such representation or warranty relates solely to an earlier date, in which case it shall have been true and correct in all material respects as of such earlier date); and

(e) The Disbursement Condition has been satisfied.

Section 4.2 Conditions to the other Disbursement. The obligation of the Lenders to make any other Disbursement shall be subject to the fulfillment of the following conditions:

(a) All actions required to be taken by the Borrower pursuant to Section 2.10 shall have been taken.
(b) No Default or Event of Default shall have occurred or would result from the Disbursement.
(c) Each representation and warranty set forth in Article 3 shall be true and correct in all material respects on the date of the Disbursement, (unless such representation or warranty relates solely to an

Portions of this page were omitted, as indicated by [***], and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment under Rule 24b2 of the Securities Exchange Act of 1934, as amended.

earlier date, in which case it shall have been true and correct in all material respects as of such earlier date).

(d) The Disbursement Condition has been satisfied.

ARTICLE 5

PARTICULAR COVENANTS AND EVENTS OF DEFAULT
Section 5.1 Affirmative Covenants. Unless the Required Lenders shall otherwise agree:
(i) The Borrower shall and shall cause each Credit Party to maintain its existence and, except where such failure could not reasonably be expected to have a Material Adverse Effect, qualify and remain qualified to do its business as currently conducted, except for any merger or dissolution of a Credit Party in accordance with Section 5.2(i).

(ii) The Borrower shall and shall cause its Subsidiaries to comply in all material respects with all Applicable Laws, except to the extent that failure to so comply could not reasonably be expected to (a) have a Material Adverse Effect, or
(b) result in any Lien upon either (i) a material portion of the assets of any the Borrower or any of its Subsidiaries in favor of any Governmental Authority, or (ii) any Collateral (as defined in the Security Agreement); provided however, that for purposes of determining compliance with this Section 5.1(ii) above where such noncompliance with Applicable Laws consists solely of the failure to timely file reports on a timely basis with the SEC, clause (d) of the definition of “Material Adverse Effect shall not apply.

(iii) The Borrower shall obtain and shall cause its Subsidiaries to make and keep in full force and effect all Authorizations except to the extent that failure to so comply could not reasonably be expected to (a) have a Material Adverse Effect, or (b) result in any Lien upon either (i) a material portion of the assets of any the Borrower or any of its Subsidiaries in favor of any Governmental Authority, or (ii) any Collateral.

(iv) The Borrower shall promptly notify the Lenders of the occurrence of (i) any Default or Event of Default and, (ii) any claims, litigation, arbitration, mediation or administrative or regulatory proceedings that are instituted or threatened against the Borrower or any of the Credit Parties, which in each case, would be reasonably be expected to have a Material Adverse Effect or which in any manner calls into question the validity or enforceability of any Loan Document.

(v) If the Borrower is not required to file reports pursuant to Sections 13 or 15(d) of the Exchange Act, the Borrower will provide to the Lenders quarterly financial statements for itself and its consolidated Subsidiaries within 45 days after the end of each quarter, and audited annual financial statements within 90 days after the end of each year prepared in accordance with GAAP with a report thereon by the Borrower’s independent certified public accountants. If the Borrower is required to file such reports, the Borrower will timely file with the SEC (subject to appropriate extensions made under Rule 12b25 of the Exchange Act) any annual reports, quarterly reports and other reports required to be filed pursuant to Section 13 or 15(d) of the Exchange Act, except where the failure to file on a timely basis would not have or reasonably be expected to result in a Material Adverse Effect (including, without limitation, in the definition of Material Adverse Effect for this purpose, any failure that would result in the Warrant Shares not being eligible for resale without volume restriction upon a Cashless Exercise thereunder (whether or not such Cashless Exercise (as defined in the Warrant) occurs) (“Freely Tradeable”) at a time that such shares would otherwise have been or could reasonably have been expected to have become Freely Tradeable but for such failure (including, without limitation, a failure that causes Form S3 or Rule 144 to not be available for the resale of the Warrant Shares resulting in a delay in the Warrant Shares becoming Freely Tradeable or in the Warrant Shares ceasing to be Freely Tradeable) but otherwise excluding clause (d) of the definition of “Material Adverse Effect” for such purposes), and the Borrower and its consolidated Subsidiaries will provide to the Lenders copies of all documents, reports, financial data and other information not available on the SEC EDGAR system and not containing any material nonpublic information that the Lenders may reasonably request.

Portions of this page were omitted, as indicated by [***], and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment under Rule 24b2 of the Securities Exchange Act of 1934, as amended.

(vi) The Borrower shall, within thirty (30) days of the Agreement Date, reimburse Lenders for their reasonable and documented outofpocket legal fees and expenses in connection with the negotiation, documentation and closing of the Loan Documents (such amount not to exceed $[***] in the aggregate). To the extent not delivered on the Agreement Date, Borrower shall (i) within three days of the Agreement Date, deliver to Lenders Control Agreements (as defined in the Security Agreement) for the Deposit Accounts (as defined in the Security Agreement) of Borrower and Alphatec Spine, Inc., with Silicon Valley Bank and (ii) within ten days of the Agreement Date, deliver to Lenders endorsements to the Credit Parties’ insurance policies required by the Security Agreement.

Section 5.2 Negative Covenants. Unless the Required Lenders shall otherwise agree and, in all events, subject to the last sentence of this Section 5.2:

(i) The Borrower shall not and shall not permit any Subsidiary to (a) liquidate, provided that a Subsidiary may merge into the Borrower or any other Subsidiary, or (b) enter into any merger, consolidation or reorganization, unless (x) the Borrower or a Subsidiary is the surviving corporation. The Borrower shall not and shall not permit any domestic Credit Party to establish any direct domestic Subsidiary unless such Subsidiary executes and delivers to the Lenders, a joinder to the Security Agreement acceptable to the Lenders and copies of its Organizational Documents and other documents reasonably requested by Lenders to perfect Lenders’ Lien on the Collateral of such Subsidiary.

(ii) The Borrower shall not, and shall not permit any Subsidiary to, (i) enter into any partnership, joint venture, syndicate, pool, profitsharing or royalty agreement or other combination, or engage in any transaction with any stockholder of the Borrower, any Affiliate of the Borrower or any equity holder of such Affiliate, whereby its income or profits are, or might be, shared with another Person other than a wholly owned Subsidiary, (ii) enter into any management contract or similar arrangement whereby a substantial part of its business is managed by another Person, or (iii) distribute, or permit the distribution of, any of its assets, including its intangibles, to any stockholder of the Borrower, any Affiliate of the Borrower or any equity holder of such Affiliate.

(iii) The Borrower shall not and shall not permit any Subsidiary to (a) create, incur or suffer any Lien upon any of its assets, except Permitted Liens or (b) assign, sell, transfer or otherwise dispose of, any Loan Document or its rights and obligations thereunder.

(iv) The Borrower shall not and shall not permit any Subsidiary to create, incur, assume, guarantee or be liable with respect to any Indebtedness, other than Permitted Indebtedness.

(v) The Borrower shall not and shall not permit any Subsidiary to acquire any assets (other than assets acquired in the ordinary course of business) during the term of this Agreement, directly or indirectly, for a consideration, in cash or other property (valued at its fair market value) greater than the aggregate sum of
$5,000,000.

(vi) The Borrower shall not and shall not permit any Subsidiary to sell or otherwise transfer any of their respective assets other than:

(A) in the ordinary course of business, including sales of inventory, and sales, transfers and other dispositions of used, surplus, obsolete or outmoded machinery or equipment;

(B) sales or transfers to the Borrower;

(C) the sale or discount of accounts receivable arising in the ordinary course of business, but only in connection with the compromise or collection thereof and not in connection with any financing transaction;
(D) dispositions of assets subject to any casualty or condemnation proceeding (including in lieu thereof);
(E) leases or subleases of real property granted by the Borrower or any Subsidiary to third Persons not interfering in any material respect with the business of the Borrower or any Subsidiary; and
(F) the licensing of patents, trademarks, copyrights and other intellectual property in the ordinary course of business.

Portions of this page were omitted, as indicated by [***], and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment under Rule 24b2 of the Securities Exchange Act of 1934, as amended.

Except for the provisions of Sections 5.2 (i) (only to the extent that they relate to the Credit Parties), 5.2(iii) and 5.2(iv), in no event shall this Section 5.2 be deemed to restrict any action by the Borrower or any Subsidiary not otherwise restricted under the terms and provisions of the First Lien Facility as of the Agreement Date.

Section 5.3 Major Transaction. The Borrower shall give the Lenders notice of a Major Transaction (as defined in the Warrants) at least 30 days prior to the consummation thereof but in any event not later than 2 business days following the first public announcement thereof. The Borrower shall not consummate any Major Transaction without complying with the provisions of this Section 5.3.

Section 5.4 General Acceleration Provision upon Events of Default. If one or more of the events specified in this Section 5.4 shall have happened and be continuing beyond the applicable cure period (each, an “Event of Default”), the Required Lenders, by written notice to the Borrower, may declare the principal of, and accrued and unpaid interest on, all of the Notes or any part of any of them (together with any other amounts accrued or payable under the Loan Documents) to be, and the same shall thereupon become, immediately due and payable, without any further notice and without any presentment, demand, or protest of any kind, all of which are hereby expressly waived by the Borrower, and take any further action available at law or in equity, including, without limitation, the sale of the Loan and all other rights acquired in connection with the Loan:

(a) The Borrower shall have failed to make payment of principal and interest under the Notes when due and such failure continues for a period of five (5) days.

(b) (i) The Borrower shall have failed to comply with the due observance or performance of any covenant contained in Section 5.1(iv)(i) or Section 5.2 of this Agreement or (ii) the Borrower shall have failed to comply with the due observance or performance of any other covenant contained in the Loan Documents (other than occurrences described in other provisions of this Section 5.4 for which a different grace or cure period is specified or for which no grace or cure period is specified and thereby constitute immediate Events of Default) and such default is not remedied by the Borrower or waived by the Lenders within fifteen (15) days after the earlier of (A) receipt by the Borrower of notice from the Lenders of such default, or (B) actual knowledge of the Borrower or any other Credit Party of such default.

(c) Any representation or warranty made by the Borrower in any Loan Document shall have been incorrect, false or misleading in any material respect (except to the extent that such representation or warranty is qualified by reference to materiality or Material Adverse Effect, to which extent it shall have been incorrect, false or misleading in any respect) as of the date it was made.

(d) (i) The Borrower shall generally be unable to pay its debts as such debts become due, or shall admit in writing its inability to pay its debts as they come due or shall make a general assignment for the benefit of creditors; (ii) the Borrower shall declare a moratorium on the payment of its debts; (iii) the commencement by the Borrower of proceedings to be adjudicated bankrupt or insolvent, or the consent by it to the commencement of bankruptcy or insolvency proceedings against it, or the filing by it of a petition or answer or consent seeking reorganization, intervention or other similar relief under any applicable law, or the consent by it to the filing of any such petition or to the appointment of an intervenor, receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of all or substantially all of its assets; (iv) the commencement against the Borrower of a proceeding in any court of competent jurisdiction under any bankruptcy or other applicable law (as now or hereafter in effect) seeking its liquidation, winding up, dissolution, reorganization, arrangement, adjustment, or the appointment of an intervenor, receiver, liquidator, assignee, trustee, sequestrator (or other similar official), and any such proceeding shall continue undismissed, or any order, judgment or decree approving or ordering any of the foregoing shall continue unstayed or otherwise in effect, for a period of fortyfive (45) days; (v) the making by the Borrower of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debt generally as they become due; or (vi) any other event shall have occurred which under any applicable law would have an effect analogous to any of those events listed above in this subsection.

(e) One or more judgments or orders for the payment of money (not paid or fully covered by insurance and as to which the relevant insurance company has acknowledged coverage) aggregating in excess of $1,000,000 shall be rendered

Portions of this page were omitted, as indicated by [***], and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment under Rule 24b2 of the Securities Exchange Act of 1934, as amended.

against any or all Credit Parties (other than in connection with the Litigation) and either (i) enforcement proceedings shall have been commenced by any creditor upon any such judgments or orders, or (ii) there shall be any period of twenty
(20) consecutive days during which a stay of enforcement of any such judgments or orders, by reason of a pending appeal, bond or otherwise, shall not be in effect.

(f) Any authorization of a Government Authority necessary for the execution, delivery or performance of any Loan Document or for the validity or enforceability of any of the Obligations under any Loan Document is not given or is withdrawn or ceases to remain in full force or effect.

(g) The validity of any Loan Document shall be contested by the Borrower or any Subsidiary, or any Applicable Law shall purport to render any material provision of any Loan Document invalid or unenforceable or shall purport to prevent or materially delay the performance by the Borrower of the Obligations.

(h) There is a failure to perform in any agreement to which the Borrower or any Credit Party is a party with a third party or parties resulting in a right by such third party or parties to accelerate the maturity of any Indebtedness for borrowed money in an amount in excess of $500,000.

(i) The receipt of notice by Lenders from Borrower of the occurrence of a Major Transaction and the election by Lenders, within five (5) days after the receipt of such notice, in the exercise of their sole discretion, to declare that the Final Payment shall be due and payable.

Section 5.5 Automatic Acceleration on Dissolution or Bankruptcy. Notwithstanding any other provisions of this Agreement, if an Event of Default under Section 5.4(d) shall occur, the principal of the Notes (together with any other amounts accrued or payable under this Agreement) shall thereupon become immediately due and payable without any presentment, demand, protest or notice of any kind, all of which are hereby expressly waived by the Borrower.

Section 5.6 Recovery of Amounts Due. If any amount payable hereunder is not paid as and when due, the Borrower hereby authorizes the Lenders to proceed, to the fullest extent permitted by applicable law, without prior notice, by right of setoff, banker’s lien or counterclaim, against any moneys or other assets of the Borrower to the full extent of all amounts payable to the Lenders. Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Credit Parties or any of them shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Required Lenders as they may require or otherwise direct, for the benefit of all the Lenders; provided, however, that the foregoing shall not prohibit any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Credit Party under any bankruptcy or insolvency law. In furtherance of the foregoing, no Lender shall have any right individually to realize upon any of the Collateral unless such Lender constitutes the Required Lenders and is acting on behalf of the Lenders.

ARTICLE 6

MISCELLANEOUS

Section 6.1 Notices. Any notices required or permitted to be given under the terms hereof shall be sent by certified or registered mail (return receipt requested) or delivered personally or by courier (including a recognized overnight delivery service) or by facsimile or by electronic mail and shall be effective five (5) days after being placed in the mail, if mailed by regular United States mail, or upon receipt, if delivered personally or by courier (including a recognized overnight delivery service) or by facsimile, or when received by electronic mail in each case addressed to a party. The addresses for such communications shall be:

Portions of this page were omitted, as indicated by [***], and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment under Rule 24b2 of the Securities Exchange Act of 1934, as amended.

If to the Borrower:

Alphatec Holdings, Inc.
5818 El Camino Real
Carlsbad, CA 92008
Fax: 7604946754
Email: moneill@alphatecspine.com
Attention: Michael O’Neill

If to the Lenders:

Deerfield Management Company, L.P.
780 Third Avenue, 37th Floor
New York, NY 10017
Fax: 2125993075
Email: dclark@deerfield.com
Attn: David J. Clark

With a copy to:

Katten Muchin Rosenman LLP
575 Madison Avenue
New York, New York 10022
Fax: (212) 9408776
Email: mark.fisher@kattenlaw.com
Attn: Mark I. Fisher, Esq.

Section 6.2 Waiver of Notice. Whenever any notice is required to be given to the Lenders or the Borrower under any of the Loan Documents, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

Section 6.3 Reimbursement of Legal and Other Expenses. If any amount owing to the Lenders under any Loan Document shall be collected through enforcement of this Agreement, any Loan Document or restructuring of the Loan in the nature of a workout, settlement, negotiation, or any process of law, or shall be placed in the hands of third Persons for collection, the Borrower shall pay (in addition to all monies then due in respect of the Loan or otherwise payable under any Loan Document) all reasonable and documented external attorneys’ and other fees and outofpocket expenses incurred in respect of such collection; provided, that in the case of reimbursement of external attorneys for Lenders, such obligation of Borrower shall be limited to one set of counsel, including local counsel as may be required, for all such Lenders.

Section 6.4 Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York applicable to contracts made and to be performed in such State. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or is an inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the

Portions of this page were omitted, as indicated by [***], and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment under Rule 24b2 of the Securities Exchange Act of 1934, as amended.

address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. The parties hereby waive all rights to a trial by jury.

Section 6.5 Successors and Assigns. This Agreement shall bind and inure to the respective successors and assigns of the Parties, except that the Borrower may not assign or otherwise transfer all or any part of its rights under the Loan Documents without the prior written consent of the Lenders. Upon a Lender’s assignment of a Note such Lender shall provide notice of the transfer to Borrower for recordation in the Register pursuant to Section 1.4. Upon receipt of a notice of a transfer of an interest in a Note, Borrower shall record the identity of the transferee and other relevant information in the Register and the transferee shall (to the extent of the interests transferred to such transferee) have all the rights and obligations of, and shall be deemed, a Lender hereunder. Notwithstanding the foregoing, (i) no assignment by a Lender of its obligation to make Loans under the Loan Documents shall be effective without the prior written consent of the Borrower (such consent not to be unreasonably withheld, conditioned or delayed), (ii) prior to the occurrence of an Event of Default which is continuing, in no event shall any Loans be assigned to any Competitor and (iii) in no event shall there be more than [***] Lenders.

Section 6.6 Entire Agreement. The Loan Documents contain the entire understanding of the Parties with respect to the matters covered thereby and supersede any and all other written and oral communications, negotiations, commitments and writings with respect thereto. The provisions of this Agreement may be waived, modified, supplemented or amended only by an instrument in writing signed by the authorized officer of each Party.

Section 6.7 Severability. If any provision of this Agreement shall be invalid, illegal or unenforceable in any respect under any law, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 6.8 Counterparts. This Agreement may be executed in several counterparts, and by each Party on separate counterparts, each of which and any photocopies and facsimile copies thereof shall be deemed an original, but all of which together shall constitute one and the same agreement.

Section 6.9 Survival.

(a) This Agreement and all agreements, representations and warranties made in the Loan Documents, and in any document, certificate or statement delivered pursuant thereto or in connection therewith shall be considered to have been relied upon by the other Parties and shall survive the execution and delivery of this Agreement and the making of the Loan hereunder regardless of any investigation made by any such other Party or on its behalf, and shall continue in force until all amounts payable under the Loan Documents shall have been fully paid in accordance with the provisions thereof, and the Lenders shall not be deemed to have waived, by reason of making the Loan, any Event of Default that may arise by reason of such representation or warranty proving to have been false or misleading, notwithstanding that the Lenders may have had notice or knowledge of any such Event of Default or may have had notice or knowledge that such representation or warranty was false or misleading at the time the Disbursement was made.

(b) The obligations of the Borrower under Sections 1.4 and 2.5 and the obligations of the Borrower and the Lenders under this Article 6 shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loan, or the termination of this Agreement or any provision hereof.

Section 6.10 No Waiver. Neither the failure of, nor any delay on the part of, any Party in exercising any right, power or privilege hereunder, or under any agreement, document or instrument mentioned herein, shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder, or under any agreement, document or instrument mentioned herein, preclude other or further exercise thereof or the exercise of any other right, power or privilege; nor shall any waiver of any right, power, privilege or default hereunder, or under any agreement, document or instrument mentioned herein, constitute a waiver of any other right, power, privilege or default or constitute a waiver of any default of the same or of any other term or provision. No course of dealing and no delay in exercising, or omission to exercise, any

Portions of this page were omitted, as indicated by [***], and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment under Rule 24b2 of the Securities Exchange Act of 1934, as amended.

right, power or remedy accruing to the Lenders upon any default under this Agreement, or any other agreement shall impair any such right, power or remedy or be construed to be a waiver thereof or an acquiescence therein; nor shall the action of the Lenders in respect of any such default, or any acquiescence by it therein, affect or impair any right, power or remedy of the Lenders in respect of any other default. All rights and remedies herein provided are cumulative and not exclusive of any rights or remedies otherwise provided by law.

Section 6.11 Indemnity.

(a) The Borrower shall, at all times, indemnify and hold each Lender harmless (the “Indemnity”) and each of their respective directors, partners, officers, employees, agents, counsel and advisors (each, an “Indemnified Person”) in connection with any losses, claims (including the reasonable attorneys’ fees incurred in defending against such claims), damages, liabilities, penalties, or other expenses arising out of, or relating to, the Loan Documents, the extension of credit hereunder or the Loan or the use or intended use of the Loan, which an Indemnified Person may incur or to which an Indemnified Person may become subject, but excluding Excluded Taxes (each, a “Loss”). The Indemnity shall not apply to the extent that a court or arbitral tribunal of competent jurisdiction issues a final judgment that such Loss resulted from the gross negligence or willful misconduct of the Indemnified Person. The Indemnity is independent of and in addition to any other agreement of Borrower under any Loan Document to pay any amount to the Lenders, and any exclusion of any obligation to pay any amount under this subsection shall not affect the requirement to pay such amount under any other section hereof or under any other agreement. For the avoidance of doubt, this Section 6.11 shall not apply to Indemnified Taxes. NO INDEMNIFIED PERSON SHALL BE RESPONSIBLE OR LIABLE TO THE BORROWER OR TO ANY OTHER PARTY TO ANY LOAN DOCUMENT, ANY SUCCESSOR, ASSIGNEE OR THIRD PARTY BENEFICIARY OR ANY OTHER PERSON ASSERTING CLAIMS DERIVATIVELY THROUGH SUCH PARTY, FOR INDIRECT, PUNITIVE, EXEMPLARY OR CONSEQUENTIAL DAMAGES WHICH MAY BE ALLEGED AS A RESULT OF CREDIT HAVING BEEN EXTENDED, SUSPENDED OR TERMINATED UNDER THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR AS A RESULT OF ANY OTHER TRANSACTION CONTEMPLATED HEREUNDER OR THEREUNDER.

(b) Promptly after receipt by an Indemnified Person under this Section 6.11 of notice of the commencement of any action (including any governmental action), such Indemnified Person shall, if a Loss in respect thereof is to be made against the indemnifying person under this Section 6.11, deliver to Borrower a written notice of the commencement thereof, and Borrower shall have the right to participate in, and, to the extent Borrower so desires, to assume control of the defense thereof with counsel mutually satisfactory to Borrower and the Indemnified Person, as the case may be.

(c) An Indemnified Person shall have the right to retain its own counsel with the documented reasonable fees and outofpocket expenses to be paid by the indemnifying person, if, in the reasonable opinion of counsel for the Indemnified Person, the representation by such counsel of the Indemnified Person and Borrower would be inappropriate due to actual or potential differing interests between such Indemnified Person and any other party represented by such counsel in such proceeding. The Borrower shall pay for only one separate legal counsel for the Indemnified Persons. The failure of an Indemnified Person to deliver written notice to the Borrower within a reasonable time of the commencement of any such action shall not relieve the Borrower of any liability to the Indemnified Person under this Section 6.11, except to the extent that Borrower is actually prejudiced in its ability to defend such action. The indemnification required by this Section 6.11 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as such expense, loss, damage or liability is incurred and is due and payable.

Section 6.12 No Usury. The Loan Documents are hereby expressly limited so that in no contingency or event whatsoever, whether by reason of acceleration or otherwise, shall the amount paid or agreed to be paid to the Lenders for the Loan exceed the maximum amount permissible under applicable law. If from any circumstance whatsoever fulfillment of any provision hereof, at the time performance of such provision shall be due, shall involve transcending the limit of validity prescribed by law, then, ipso facto, the obligation to be fulfilled shall be reduced to the limit of such validity, and if from any such circumstance the Lenders shall ever receive anything which might be deemed interest under applicable law, that would exceed the highest lawful rate, such amount that would be deemed excessive interest shall be applied to the reduction of the principal amount owing on account of the Loan, or if such deemed excessive interest exceeds the unpaid balance of principal of the Loan, such deemed excess shall be refunded to the Borrower. All sums paid or agreed to be paid to the Lenders for the Loan shall, to the extent permitted by

Portions of this page were omitted, as indicated by [***], and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment under Rule 24b2 of the Securities Exchange Act of 1934, as amended.

applicable law, be deemed to be amortized, prorated, allocated and spread throughout the full term of the Loan until payment in full so that the deemed rate of interest on account of the Loan is uniform throughout the term thereof. The terms and provisions of this Section shall control and supersede every other provision of this Agreement and the Notes.

Section 6.13 Further Assurances. From time to time, the Borrower shall perform any and all acts and execute and deliver to the Lenders such additional documents as may be necessary or reasonably requested by the Lenders to carry out the purposes of any Loan Document or to preserve and protect the Lenders’ rights as contemplated therein.

Section 6.14 Confidentiality. The Lenders shall hold all nonpublic information regarding the Credit Parties and their respective businesses identified as such by Borrowers and obtained by any Lender pursuant to the requirements hereof in accordance with such Person’s customary procedures for handling information of such nature, except that disclosure of such information may be made (i) to their respective agents, employees, Subsidiaries, Affiliates, attorneys, auditors, professional consultants, rating agencies, insurance industry associations and portfolio management services, (ii) to prospective transferees or purchasers of any interest in the Loans or a Lender, provided, however, that any such Persons are bound by obligations of confidentiality, (iii) as required by Applicable Law, subpoena, judicial order or similar order and in connection with any litigation, (iv) as may be required in connection with the examination, audit or similar investigation of such Person, and (v) to a Person that is a trustee, investment advisor, collateral manager, servicer, noteholder or secured party in a Securitization (as hereinafter defined) in connection with the administration, servicing and reporting on the assets serving as collateral for such Securitization. For the purposes of this Section, “Securitization” shall mean (A) the pledge of the Loans as collateral security for loans to a Lender, or (B) a public or private offering by a Lender or any of its Affiliates or their respective successors and assigns, of securities which represent an interest in, or which are collateralized, in whole or in part, by the Loans. Confidential information shall include only such information identified as such at the time provided to the Lenders and shall not include information that either: (y) is in the public domain, or becomes part of the public domain after disclosure to such Person through no fault of such Person, or (z) is disclosed to such Person by a Person other than a Credit Party, provided, however, the Lenders do not have actual knowledge that such Person is prohibited from disclosing such information.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Lenders and the Borrower have caused this Agreement to be duly executed as of the 17th day of March, 2014.

BORROWER:

ALPHATEC HOLDINGS, INC.

By: /s/ Michael O’Neill
Name: Michael O’Neill Title:VP and CFO

LENDERS:

DEERFIELD PRIVATE DESIGN FUND II, L.P.
By: Deerfield Mgmt., L.P., its General Partner
By: J.E. Flynn Capital, LLC, its General Partner

By: /s/ David J. Clark
Name: David J. Clark
Title: Authorized Signatory

Portions of this page were omitted, as indicated by [***], and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment under Rule 24b2 of the Securities Exchange Act of 1934, as amended.

DEERFIELD PRIVATE DESIGN INTERNATIONAL II, L.P.
By: Deerfield Mgmt., L.P. its General Partner
By: J.E. Flynn Capital, LLC, its General Partner

By: /s/ David J. Clark
Name: David J. Clark
Title: Authorized Signatory

DEERFIELD SPECIAL SITUATIONS FUND, L.P.
By: Deerfield Mgmt., L.P. its General Partner
By: J.E. Flynn Capital, LLC, its General Partner

By: /s/ David J. Clark
Name: David J. Clark
Title: Authorized Signatory

Portions of this page were omitted, as indicated by [***], and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment under Rule 24b2 of the Securities Exchange Act of 1934, as amended.

DEERFIELD SPECIAL SITUATIONS INTERNATIONAL MASTER FUND, L.P. By: Deerfield Mgmt., L.P. its General Partner By: J.E. Flynn Capital, LLC, its General Partner

By: /s/ David J. Clark
Name: David J. Clark
Title: Authorized Signatory

Portions of this page were omitted, as indicated by [***], and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment under Rule 24b2 of the Securities Exchange Act of 1934, as amended.

Exhibit A PROMISSORY NOTE
THIS NOTE MAY BE ISSUED WITH ORIGINAL ISSUE DISCOUNT (“OID”) FOR U.S. FEDERAL INCOME TAX PURPOSES. THE AMOUNT OF OID SHALL BE MUTUALLY DETERMINED BY THE ORIGINAL HOLDER AND THE COMPANY IN GOOD FAITH AND IN ACCORDANCE WITH THE APPLICABLE PROVISIONS OF SECTIONS
1271 THROUGH 1275 OF THE U.S. INTERNAL REVENUE CODE. THE ISSUE PRICE, AMOUNT OF OID, ISSUE DATE AND YIELD TO MATURITY WITH RESPECT TO THIS NOTE MAY BE OBTAINED BY WRITING TO THE BORROWER AT THE FOLLOWING ADDRESS: 5818 EL CAMINO REAL, CARLSBAD, CA 92008; ATTENTION: MICHAEL O’NEILL, CHIEF FINANCIAL OFFICER, FAX NUMBER: (760) 4946754

March , 2014

FOR VALUE RECEIVED, Alphatec Holdings, Inc., a Delaware corporation (the “Maker”), by means of this Promissory Note (this “Note”), hereby unconditionally promises to pay to [ ] (the “Payee”), a principal amount equal to the lesser of (a) [ ] and (b) the aggregate amount of Disbursements allocated to the Payee pursuant to Section 2.2 of the Facility Agreement referenced to below, in lawful money of the United States of America and in immediately available funds, on the dates provided in the Facility Agreement.

This Note is a “Note” referred to in the Facility Agreement dated as of March , 2014 between the Maker, the Payee and the other parties thereto (as modified and supplemented and in effect from time to time, the “Facility Agreement”), with respect to the Loan made by the Payee thereunder. Capitalized terms used herein and not expressly defined in this Note shall have the respective meanings assigned to them in the Facility Agreement.

This Note shall bear interest on the principal amount hereof pursuant to the provisions of the Facility Agreement.

The Maker shall make all payments to the Payee of interest and principal under this Note in the manner provided in and otherwise in accordance with the Facility Agreement.

If an Event of Default has occurred and is continuing, this Note may in accordance with the applicable provisions of the Facility Agreement, become immediately due and payable. This Note shall be assigned or transferred in accordance with the terms of the Facility Agreement. Any such assignment shall be evidenced by an assignment agreement between the Payee and the assignee and by the issuance of a new Note by the Maker in the name of the transferee with terms and conditions identical to those herein and reflecting the principal amount transferred thereto. If the entire principal amount of this Note is not transferred, a new Note in the name of the Payee shall also be issued by the Maker reflecting the principal amount remaining after the transfer. This Note is subject to the tax grossup under Section 2.5 of the Facility Agreement.

A1

Portions of this page were omitted, as indicated by [***], and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment under Rule 24b2 of the Securities Exchange Act of 1934, as amended.

Subject to the terms of the Facility Agreement, all payments of any kind due to the Payee from the Maker pursuant to this Note shall be made in the full face amount thereof, free and clear of, and without deduction or withholding for, any present or future taxes.

The Maker shall pay all costs of collection, including, without limitation, all reasonable, legal expenses and attorneys’ fees, paid or incurred by the Payee in collecting and enforcing this Note, in each case, to the extent required pursuant to Section 6.3 of the Facility Agreement.

Other than those notices required to be provided by Payee to Maker under the terms of the Facility Agreement, the Maker and every endorser of this Note, or the obligations represented hereby, expressly waives presentment, protest, demand, notice of dishonor or default, and notice of any kind with respect to this Note and the Facility Agreement or the performance of the obligations under this Note and/or the Facility Agreement. No renewal or extension of this Note or the Facility Agreement, no delay in the enforcement of payment of this Note or the Facility Agreement, and no delay or omission in exercising any right or power under this Note or the Facility Agreement shall affect the liability of the Maker or any endorser of this Note.

No delay or omission by the Payee in exercising any power or right hereunder shall impair such right or power or be construed to be a waiver of any default, nor shall any single or partial exercise of any power or right hereunder preclude the full exercise thereof or the exercise of any other power or right. The provisions of this Note may be waived or amended only in a writing signed by the Maker and the Payee. This Note may be prepaid in whole or in part in accordance with the provisions of the Facility Agreement.

This Note, and any rights of the Payee arising out of or relating to this Note, may, at the option of the Payee, be enforced by the Payee in the courts of the United States of America located in the Southern District of the State of New York or in any other courts having jurisdiction. For the benefit of the Payee, the Maker hereby irrevocably agrees that any legal action, suit or other proceeding arising out of or relating to this Note may be brought in the courts of the State of New York or of the United States of America for the Southern District of New York, and hereby consents that personal service of summons or other legal process may be made as set forth in Section 6.1 of the Facility Agreement, which service the Maker agrees shall be sufficient and valid. The Maker hereby waives any and all rights to demand a trial by jury in any action, suit or other proceeding arising out of or relating to this Note or the transactions contemplated by this Note.

This Note shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts made and to be performed in such State.

[Signature page follows]

A2

Portions of this page were omitted, as indicated by [***], and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment under Rule 24b2 of the Securities Exchange Act of 1934, as amended.

IN WITNESS WHEREOF, an authorized representative of the Maker has executed this Note as of the date first written above.

ALPHATEC HOLDINGS, INC.
By:

Name:
Title

A3

Portions of this page were omitted, as indicated by [***], and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment under Rule 24b2 of the Securities Exchange Act of 1934, as amended.